Exhibit r.1

DTF TAX-FREE INCOME FUND INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

AMENDED AND RESTATED CODE OF ETHICS

I. Applicability

This Amended and Restated Code of Ethics (the “Code”), adopted by the Board of Directors of each of DTF Tax-Free Income Fund Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc. (each, individually, a “Fund” and, collectively, the “Funds”) pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Act”), establishes rules of conduct for “Covered Persons” or “Access Persons” (each as defined in this Code) of the Funds. For purposes of this Code, “Covered Person” or “Access Person” shall mean any director, officer or “Advisory Person” of the Funds or their investment adviser and “Advisory Person” of the Funds or their investment adviser means:

(A) any director, officer, general partner or employee of a Fund or its investment adviser (or any company in a control relationship to a Fund or its investment adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

(B) any natural person in a control relationship to a Fund or its investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of securities by the Fund.

For purposes of this Article I, a person does not become a Covered Person solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

II. Statement of General Principles

The general fiduciary principles that govern the personal trading activities of a Covered Person are as follows:

(A) the duty at all times to place the interests of the shareholders of the Funds first;

(B) the requirement that all personal securities transactions be conducted in a manner which does not interfere with the Funds’ portfolio transactions so as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

(C) the fundamental standard that Covered Persons should not take inappropriate or unfair advantage of their relationship with the Funds.

Covered Persons must adhere to these general principles as well as comply with the Code’s specific provisions.

III. Prohibitions

(A) No Covered Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) and which he knows at the time of such purchase or sale:

(1) is being considered for purchase or sale by a Fund; or

(2) is being purchased or sold by a Fund.

No Advisory Person shall purchase or sell a security when a Fund has a pending purchase or sale of the same security until the Fund’s order has been completed or withdrawn. If the proposed personal trade is on the same side as the completed Fund transaction, the personal trade cannot occur within two days of the Fund transaction (i.e., neither at T or T + 1 calendar day). If the proposed trade is on the opposite side of the completed Fund transaction in that security, the personal trade cannot occur within three days after the Fund transaction (i.e., T + 2 calendar days or later).

No Advisory Person who is entrusted with the day-to-day management of a Fund’s portfolio may directly or indirectly acquire or dispose of beneficial ownership of a security within seven calendar days before or after the Fund trades in that security.

No Advisory Person shall profit in the purchase and sale or sale and purchase, of the same (or equivalent) securities of an issuer within 60 calendar days if a Fund purchases or sells the same (or equivalent) securities of such issuer during such 60-day period. Any profit realized on such short-term trades shall be disgorged.

For purposes of Article III(A)(1), a security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person receives information that would lead such person in his or her normal course of business to consider making such a recommendation.

(B) No Covered Person shall recommend any securities transaction by a Fund without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:

(1) such person’s direct or indirect beneficial ownership of any securities of such issuer;

(2) any contemplated transaction by such person in such securities;

(3) any position with such issuer or its affiliates; and

(4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

(C) No Covered Person shall, directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by a Fund:

(1) employ any device, scheme or artifice to defraud a Fund; or

(2) make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund; or

(4) engage in any manipulative practice with respect to a Fund.

(D)	No Advisory Person shall purchase, directly or indirectly, or by reason of such transaction acquire, any direct or indirect beneficial ownership (as defined in Attachment A hereto) of any securities in an initial public offering or a private placement transaction, without prior approval in accordance with this Code.

(E)	No Covered Person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of a Fund.

(F)

No Advisory Person shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is managed by the employer of such Advisory Person or by any affiliated adviser/sub-adviser. For the purposes of the foregoing, “market timing” shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Advisory Persons investing in mutual funds through asset allocation programs, automatic reinvestment programs and any other non-volitional investment vehicles. Advisory Persons shall provide annual and quarterly certifications as to their compliance with this restriction.

(G)	No Covered Person shall (i) purchase or sell the security of any issuer on the basis of material nonpublic information about that security or issuer, or (ii) divulge such information in breach of a duty of trust or confidence that is owed directly, indirectly or derivatively, to the issuer of that security, the shareholders of that issuer or any other person who is the source of such information.

For purposes of this Code, the term “security” shall have the meaning set forth in Section 2(a)(36) of the Act, provided that the term “security” shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, other than investment companies to which the Funds’ investment adviser or any company in a control relationship to the Funds’ investment adviser acts as the investment adviser or principal underwriter.

IV. Exempt Transactions

The prohibitions described in paragraph (A) of Article III and the prior approval requirements described in Article V shall not apply to:

(A) purchases or sales effected in any account over which the Covered Person has (i) no direct or indirect influence or control or (ii) given discretionary investment authority to an independent third party;

(B) purchases or sales of securities of an issuer of the type in which the Funds do not typically invest;

(C) purchases or sales that are non-volitional on the part of the Covered Person;

(D) transactions effected pursuant to a program (including a dividend reinvestment plan) in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (an “Automatic Investment Plan”);

(E) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

(F) purchases or sales for which the Covered Person has received prior approval from the Chief Compliance Officer of the Funds’ investment adviser or such individual’s designee (the “Compliance Officer”) in accordance with this Code; or

(G) purchase or sales of securities issued under an employee stock purchase or incentive program of the Funds’ investment adviser, unless such purchases or sales are otherwise restricted.

V. Prior Approval for Non-Exempt Transactions

(A) Only the following categories of Covered Persons are subject to the prior approval requirements of this Article V:

(1) Any Advisory Person,

(2) Any director of a Fund who is an “interested person” (as defined in the Act) with respect to the Fund, and

(3) Any director of a Fund, whether or not an “interested person,” who at the time of the purchase or sale of a security either knows, or in the ordinary course of fulfilling his or her official duties as a director of the Fund should know, that such security is being purchased or sold by the Fund or is being considered for purchase or sale by the Fund.

(B) No Covered Person who is otherwise subject to the prior approval requirements of this Article V shall be required to obtain prior approval for any personal securities transaction that is exempt under Article IV above or for any purchase or sale of up to 500 shares of stock of an issuer that is included in the calculation of the Standard & Poor’s 500 Composite Stock Index at the time of such purchase or sale.

(C) Before engaging in a personal securities transaction (other than a transaction exempted under paragraph (B) of this Article V), a Covered Person who fits within any of the categories specified in paragraph (A) of this Article V must submit to the Compliance Officer in writing a completed and executed Personal Trading Request for Pre-Clearance (the form of which is appended hereto as Attachment B), which shall set forth the details of the proposed transaction. Approval of the transaction as described on such form shall be evidenced by the signature of the Compliance Officer thereon. A copy of all prior approval forms, with all required signatures, shall be retained by the Compliance Officer.

(D) Upon receipt of a Personal Trading Request for Pre-Clearance, the Compliance Officer shall have the sole discretion to pre-approve a personal securities transaction, and thereby exempt such transaction from the restrictions of this Code. The Compliance Officer shall make such determination in accordance with the following:

(1) Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to a Fund because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Fund.

(2) Prior approval shall take into account, among other factors:

(a) whether the investment opportunity should be reserved for the Fund and its shareholders and whether the opportunity is being offered to the Covered Person by virtue of the Covered Person’s position with the Fund;

(b) whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security;

(c) whether the Covered Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Fund;

(d) whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Fund; and

(e) whether the transaction is non-volitional on the part of the individual, such as receipt of a stock dividend or a sinking fund call.

(E) In any case where the Compliance Officer determines to grant prior approval for the acquisition by a Covered Person of securities in an initial public offering or a private placement transaction, he or she shall maintain a record of the reasons supporting such determination and retain such record with the prior approval form in accordance with the provisions of Article VII(I)(6) below. In all other cases where prior approval is granted in accordance with this Code, the Compliance Officer is not required to specify any reason for such determination.

(F) If approval is given to the Covered Person in accordance with this Code to engage in a securities transaction, the Covered Person is under an affirmative obligation to disclose that position if such Covered Person plays a material role in the Fund’s subsequent investment decision regarding the same issuer. In such circumstances, a review of the Fund’s investment decision to purchase securities of the issuer by investment personnel with no personal interest in the issuer shall be conducted.

(G) Approval granted to the Covered Person in accordance with this Code is only valid through the business day next following the day such approval is given.

VI. Reporting

(A) Initial Holdings Reports. Every Covered Person must submit a report (a form of which is appended as Attachment C) to the Compliance Officer not later than 10 days after the person becomes a Covered Person. The report must contain the following information (current as of a date not more than 45 days prior to the date the person becomes a Covered Person):

(1) the title, number of shares and principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

(2) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

(3) the date that the report is submitted by the Covered Person.

(B) Quarterly Transaction Reports. Every Covered Person must submit a report (a form of which is appended as Attachment D) to the Compliance Officer not later than 15 days after each calendar quarter containing:

(1) the following information about any transaction (other than a transaction effected pursuant to an Automatic Investment Plan) during the quarter in which the Covered Person had any direct or indirect beneficial ownership:

(a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

(b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c) the price at which the transaction was effected;

(d) the name of the broker, dealer or bank with or through whom the transaction was effected;

(e) the date that the report is submitted by the Covered Person;

(2) the following information about any account established by the Covered Person in which any securities were held during the quarter for the direct or indirect benefit of the Covered Person:

(a) the name of the broker, dealer or bank with whom the Covered Person established the account;

(b) the date the account was established; and

(c) the date that the report is submitted by the Covered Person.

(C) Annual Holdings Reports. Every Covered Person must submit a report (a form of which is appended as Attachment E) to the Compliance Officer not later than January 31 of each year containing the following information:

(1) the title, number of shares and principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership as of December 31 of the preceding year;

(2) the name of any broker, dealer or bank with whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person as of December 31 of the preceding year;

(3) the date that the report is submitted by the Covered Person; and

(4) a certification by the Covered Person that he or she has read and understood the Code and has complied with the Code’s requirements.

(D) Exceptions from Reporting Requirements.

(1) A Covered Person shall not be required to include in any report made under this Article VI any transactions effected for, and securities held in, any account over which such person (i) does not have any direct or indirect influence or control or (ii) has given discretionary authority to an independent third party.

(2) Any person who is a Covered Person by virtue of being a director of a Fund, but who is not an “interested person” (as defined in the Act) with respect to the Fund:

(a) need not make an initial holdings report under Article VI(A) above or an annual report under Article VI(C) above; and

(b) need not make a quarterly transaction report under Article VI(B) above unless such person, at the time of any transaction during the quarter, knew, or in the ordinary course of fulfilling his or her official duties as a director of the Fund should have known, that the security such person purchased or sold is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

(E) Any report submitted to comply with the requirements of this Article VI may contain a statement that the report shall not be construed as an admission that the person making such report has any direct or indirect beneficial ownership in the security to which the report relates.

(F) A Covered Person will be deemed to have complied with the requirements of Article VI(B) above by (i) causing to be sent to the Compliance Officer duplicate monthly brokerage statements on all transactions required to be reported thereunder, or (ii) providing to the Compliance Officer the requisite information on all transactions required to be reported hereunder through a transaction monitoring system, which may or may not be automated, each within the requisite time period and in a manner acceptable to the Compliance Officer. All Advisory Persons shall have duplicate monthly brokerage statements sent directly to the Compliance Officer.

(G) A Covered Person shall immediately report any violations or potential violations of the Code of which he or she becomes aware to the Compliance Officer. No Covered Person will be terminated from employment or otherwise retaliated against for making such a report.

VII. Administration and Procedural Matters

The Compliance Officer shall:

(A) furnish a copy of this Code to each Covered Person;

(B) notify each Covered Person of his or her obligation to file reports as provided by this Code;

(C) report to the Board of Directors of the relevant Fund the facts contained in any reports filed with the Compliance Officer pursuant to this Code when any such report indicates that a Covered Person purchased or sold a security held or to be acquired by a Fund;

(D) supervise the implementation of this Code by the Adviser and the enforcement of the terms hereof by the Adviser;

(E) determine whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

(F) issue either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

(G) conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board of Directors of each Fund or any Committee appointed by them to deal with such information;

(H) furnish to each Board of Directors, no later than August 31 of each year, a written report that:

(1) describes any issues arising under this Code or related procedures since the last report to the Board of Directors, including, but not limited to:

(a) information about material violations of this Code or related procedures,

(b) sanctions imposed in response to such material violations,

(c) the number of reports filed with the Compliance Officer pursuant to this Code during the preceding calendar year,

(d) the failure during the preceding calendar year by any Covered Person to file a report pursuant to this Code when such a report should have been filed,

(e) the number of such reports filed during the preceding calendar year that indicated that a Covered Person purchased or sold a security held or to be acquired by a Fund and

(f) such other matters as the Board of Directors may request; and

(2) certifies that the Fund has adopted procedures reasonably necessary to prevent Covered Persons from violating this Code; and

(I) maintain and cause to be maintained in an easily accessible place, the following records:

(1) a copy of any Code adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years;

(2) a record of any violation of any such Code that occurred during the current year and the past five (5) calendar years and of any action taken as a result of such violation;

(3) a copy of each report made by a Covered Person during the current year and the past five (5) calendar years as required by Rule 17j-1 and Article VI of this Code, including any information provided in lieu of the reports under Article VI(F) above;

(4) a list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1 under Article VI above, or who are or were responsible for reviewing those reports, together with an appropriate description of their title or employment;

(5) a copy of each report made by the Compliance Officer pursuant to Article VII(H) above during the current year and the past five (5) calendar years; and

(6) a record of any decision made during the current year and the past five (5) calendar years by the Compliance Officer, and the reasons supporting each such decision, to grant prior approval pursuant to Article V of this Code for the acquisition by a Covered Person of securities in an initial public offering or a private placement transaction.

VIII. Sanctions

Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of a Fund or the Funds’ investment adviser may impose on such Covered Person whatever sanctions such Board deems appropriate, including, among other things, fines, a letter of censure, suspension or termination of such Covered Person’s position with the Fund and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by such Covered Person.

Such Board of Directors, in its discretion, may impose any of the sanctions set forth in this Article VIII for any violations of the requirements of this Code, including but not limited to, the filing by any Covered Person of any false, incomplete or untimely reports contemplated by Article VI of the Code.

IX. Confidentiality

All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization only to the extent required by law or regulation.

X. Other Laws, Rules and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Funds.

XI. Further Information

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he or she should consult the Compliance Officer.

XII. Certification By Advisory Persons

All Advisory Persons of the Funds must submit a certificate (the form of which is included as Section III of Attachment C) that they have read and understand this Code and recognize that as a Covered Person they are subject to the terms of this Code. All Advisory Persons of the Funds shall agree to certify on an annual basis that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

Dated: August 17, 2006.

Attachment A

Certain Definitions

The term “beneficial ownership” as used in the attached Code of Ethics (the “Code”) is to be interpreted by reference to Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if: (1) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (2) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities within the meaning of the Rule if the person has the right to acquire beneficial ownership of the security within 60 days, including any right to acquire the security; through the exercise of any option, warrant or right; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

The term “pecuniary interest” in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an “indirect pecuniary interest” within the meaning of the Rule in any securities held by members of the person’s immediate family sharing the same household, the term “immediate family” including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; a person’s right to dividends that is separated or separable from the underlying securities; a person’s interest in certain trusts; and a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term “derivative security” being generally defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation’s or the entity’s portfolio.

Attachment B

Pre-Clearance Request for Personal Trading

PERSONAL & CONFIDENTIAL		Fax: Attn: Maureen/Joyce 312-630-2460
Questions: Maureen Carney (312) 630-4605
Joyce Riegel (312) 630-4641

Office Code: DPIM Chicago

Employee:		Extension:
(Print Name)

I am a:	Portfolio Manager	Advisory Person	Access Person

In accordance with the Code of Ethics for the Funds, I hereby request pre-clearance for the following trade:

Name of Security:	Symbol	# Shares

stock(common or preferred); bonds (coupon/maturity); options (strike/expiration)

Purchase	Sale	Short Sale

Name of Broker:		A/C#

Request pre-clearance for investment in the following Private Placement:

Check here if proposed purchase is an (IPO) Initial Public Offering.

Notification of New Brokerage A/C#		Name of Broker:

Date the account was opened:

I have requested that my broker provide duplicate confirmations and statements to Duff & Phelps Investment Management Co.’s Compliance Department.

I certify that:

1.	I have received and read the Code within the past year and believe that the consummation of this transaction is consistent with the Code’s policy of requiring disclosure, detection and avoidance of conflicts of interest in personal trading activities.

2.	If approved, I will execute the trade within 1 business day of approval and have my broker deliver confirmation of the trade execution within 3 business days.

Employee Signature:	Date:

APPROVED:	Date: / Time:

NOT APPROVED:	Date: / Time:

NOT APPROVED/REASON:

QST\Pre-Clear.Form (3/06)

Attachment C

INITIAL REPORT OF PERSONAL SECURITIES HOLDINGS

and CODE OF ETHICS CERTIFICATION

FROM:
Print Your Name

Please provide the information requested under each section:

Section I.

1.	The following securities are owned by me or members of my immediate family.

2.	Please include securities such as private placements. You do not need to include open-end mutual funds unless you own the Phoenix funds.

3.	In lieu of completing the table, you may check the box at the bottom of the table.

4.	If you hold NO securities, please write “NONE” in the table.

NO. OF SHARES	NAME OF SECURITY	BROKER(S)

☐	I certify that I have instructed my broker to provide duplicate confirmations and periodic brokerage statements directly to you and that, except as listed above, there are no other holdings to report.

Section II.

BROKERAGE ACCOUNT LISTING

1.	The following is a list of all my securities brokerage accounts. Be advised that the securities firms identified below have been instructed to provide duplicate confirmations and statements to the Compliance Officer, Duff & Phelps Investment Management Co. If you need more space, please make and attach an additional copy of this form. Please print or type.

2.	If you do not have a securities brokerage account, please write “NONE” in the table.

NAME , ADDRESS, AND TELEPHONE NUMBER OF FIRM WHERE ACCOUNT IS HELD (e.g. Fidelity Investments)	ACCOUNT NUMBER	MANAGED ACCOUNT? Y/N	ACCOUNT NAMES (e.g. John Smith, IRA)

Section III.

I certify that I have read and understood the Code of Ethics and Insider Trading Policy and have complied, and shall continue to comply, with its terms.

Signature:	Date:

After you sign and date this form, please return this form to:

Maureen Carney

Compliance Administrator

Duff & Phelps Investment Management Co.

55 E. Monroe Street, 36th Floor

Chicago, IL 60603

Attachment D

PLEASE BE ADVISED:

ONLY EMAIL RESPONSES FOR QUARTERLY REPORTING WILL BE ACCEPTED

QUARTERLY SECURITIES TRANSACTIONS REPORTING

For Period Ending:                                 , 200

Please complete and return via email by                         , 200   to

Maureen Carney or Code Reports. E-Sign and date at the bottom.

Please put an “X” next to each statement below that applies to you:

From /1/06 to /30/06, neither I nor my immediate family members made reportable security transactions.

From /1/06 to /30/06, I and/or my immediate family members made reportable security transactions through a broker, and:

A. I have advised Compliance of my brokerage account(s) and any brokerage account(s) of my immediate family member(s), and I have instructed the broker(s) to send duplicate confirms and statements to the Compliance Department.

B. I have not yet advised Compliance of my brokerage account(s) or any brokerage account(s) of my immediate family member(s), and I have not yet instructed the broker(s) to send duplicate confirms and statements to the Compliance Department. (See box below for additional instructions)

If you selected “B” above, please list your transactions for the 1st quarter on the Quarterly Securities Transactions Reporting Form Page 2 and email your reply to Maureen Carney or Code Reports.

From __/1/06 to __/30/06 I and/or my immediate family members made reportable securities transactions that would not be included on a brokerage statement received by the Compliance Department such as my Phoenix-Fidelity SIP 401(k) statement. (See box below for additional instructions)

If you selected the above statement, please complete the Quarterly Securities Transactions Reporting Form Page 2 and email your reply to Maureen Carney or Code Reports.

Transactions that would not be included on a brokerage statement received by the Compliance Department:

1.	Phoenix affiliated open or closed end mutual fund transactions not included in any brokerage account statements, including your Phoenix-Fidelity SIP 401(k) for which we do not request or require you to provide copies of confirms or statements to the Compliance Department

2.	A direct purchase of stock from an issuer

3.	A Private Placement transaction

4.	A Limited Partnership transaction

5.	Any securities received as a gift

Signature:	Date:

QUARTERLY SECURITIES TRANSACTIONS REPORT – Page 2 of 2

For Period Ending:                         , 200

Please print or type your name

Please furnish, by             , 200  , the following information for all security transactions (purchases and sales) made from __/1/06 through __/30/06 that are subject to the reporting requirements of the Funds’ Code of Ethics but have not been provided to the Compliance Department. (Access Persons must include all Phoenix affiliated open and closed end mutual fund transactions that would not be included in any brokerage statement(s) that the Compliance Department would receive; this will include any Phoenix affiliated mutual fund transactions in your Phoenix-Fidelity SIP 401(k) for which we do not request or require copies of broker confirms or statements to be provided to the Compliance Department).

PURCHASES

NO. OF SHARES	NAME OF SECURITY	PRICE PER SHARE	TRADE DATE	BROKER (Name of Brokerage Firm)	DATE OF PRE- CLEARANCE (if applicable)

SALES

NO. OF SHARES	NAME OF SECURITY	PRICE PER SHARE	DATE BOUGHT	TRADE DATE	BROKER (Name of Brokerage Firm)	DATE OF PRE- CLEARANCE (if applicable)

Signature:	Date:

Attachment E

THIS FORM MUST BE RETURNED IN PERSON WITH A MANUAL EXECUTION,

FAXES AND EMAILS WILL NOT BE ACCEPTED.

ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

AND CODE OF ETHICS CERTIFICATION

January     , 200

FROM:
Print Your Name

Please provide the information requested under each section.

SECTION I - Brokerage Account Listings:

1.	The following is a list of all my securities brokerage accounts. Be advised that the securities firms identified below have been instructed to provide duplicate confirmations and statements to DPIM Compliance. (If you need more space, there is an additional copy of this form attached.) Please print or type.

2.	If you do not have a securities brokerage account, please write “NONE” in the table.

NAME, ADDRESS, AND TELEPHONE NUMBER OF FIRM WHERE ACCOUNT IS HELD (e.g. Fidelity Investments)	ACCOUNT NUMBER	MANAGED ACCOUNT? Y/N	ACCOUNT NAMES (e.g. John Smith, IRA)

SECTION II – Holdings:

1.	The following securities are owned by me or members of my immediate family as of 12/31/200 . Please include securities such as private placements, limited partnerships, securities received as a gift, direct purchases of stock from an issuer. You must in include Phoenix affiliated mutual funds not included in any received brokerage statements including your Phoenix-Fidelity 401(k) account.

2.	In lieu of completing the table, you may check the box at the bottom of the table.

3.	If you hold NO securities, please write “NONE” in the table.

NUMBER OF SHARES	NAME OF SECURITY	PRINCIPAL AMOUNT	BROKER(S)

☐	I certify that I have instructed my broker to provide duplicate confirmations and periodic brokerage statements directly to you and that, except as listed above, there are no other transactions to report.

SECTION III – Execution:

I certify that I have read and understood the Code of Ethics and Insider Trading Policy and have complied, and shall continue to comply, with its terms.

Signature:	Date:

After you sign and date this form, please return by January 31, 200   to:

Compliance Department – Maureen Carney

Duff & Phelps Investment Management Co.

55 East Monroe Street, 36th Floor

Chicago, IL 60603

ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

AND CODE OF ETHICS CERTIFICATION

January     , 200

Section l - Brokerage Account(s) Listing: (Additional Form)

NAME , ADDRESS, AND TELEPHONE NUMBER OF FIRM WHERE ACCOUNT IS HELD (e.g. Fidelity Investments)	ACCOUNT NUMBER	MANAGED ACCOUNT? Yes / No	ACCOUNT NAMES (e.g. John Smith, IRA)

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ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

AND CODE OF ETHICS CERTIFICATION

January     , 200

SECTION II – Holdings: Additional Form

NUMBER OF SHARES	NAME OF SECURITY	PRINCIPAL AMOUNT	BROKER(S)

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